                                                                     EXHIBIT 4.6

                                     FORM OF
                             STOCK OPTION AGREEMENT
                            FOR CLASS B COMMON STOCK

         This STOCK OPTION AGREEMENT (this "Agreement") is entered into as of ____________, ____, by and between IDT Corporation, a Delaware corporation (the "Company"), and ____________ (the "Employee").

         WHEREAS, the Company desires to grant to the Employee options to acquire an aggregate of ____ shares of Class B Common Stock of the Company, par value $.01 per share (the "Stock"), on the terms set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. Capitalized terms are defined herein.

         2. Grant of Options. The Employee is hereby granted stock options (the "Options") to purchase an aggregate of ____ shares of Stock, pursuant to the terms of this Agreement.

         3. Term. The term of the Options (the "Option Term") shall be for ten
(10) years commencing on _____ _____, _____ and terminating on _____ ____,
_____.

         4. Option Price. The initial exercise price per share of the Options shall be $____.____, subject to the adjustment as provided herein.

         5. Conditions to Exercisability. The Options shall vest and become exercisable on ____ _____, _____ if the Employee continues to be employed by or acts as a Consultant to or a Director of the Company or any of its subsidiaries on such date.

         6. Method of Exercise. An Option may be exercised, as to any or all full shares of the Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company's transfer agent or other administrator designated by the Company, specifying the number of shares of Stock with respect to which the Option is being exercised.

         7. Medium and Time of Payment. The Option Price shall be paid un full, at the time of exercise, in cash or in shares of Stock (whether then owned by the Employee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Stock, including a cashless exercise procedure through a broker-dealer.

         8. Termination. Except as provided in this Section 8 and in Section 9 hereof, an Option may not be exercised unless the Employee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Employee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Employee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Employee that are exercisable at the time of Employee's termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after the date of such termination (or such different period as the Compensation Committee of the Company (the "Committee") shall prescribe).

         9. Death, Disability or Retirement of Employee. If the Employee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Employee's employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 8 hereof), or if the Employee's employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to the Employee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Employee, at any time within 180 days after the death or Disability of the Employee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Employee shall terminate on account of such Employee's Retirement, all Options of the Employee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

         10. Withholding Taxes. No later that the date of exercise of any Option, the Employee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Employee. The withholding obligation may be satisfied by the withholding or delivery of the Stock.

         11. Terms Incorporated by Reference Herein. Each of the terms of the Company's 1996 Stock Option and Incentive Plan, as Amended and Restated ("Plan"), as in effect as of the date hereof, shall be deemed to govern the Options granted hereunder, as if the Options had been granted pursuant to the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

         12. Transferability of Options. Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Employee or to a trust or other estate planning entity created for the benefit of the Employee or one or more members of his immediate family as provided for under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

         13. Entire Agreement. This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertaking and agreement, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

         14. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

         15. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

             IDT Corporation
             520 Broad Street
             Newark, New Jersey 07102
             Attention: Shari Gordon
                        Options Administrator

         All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

         -------------------------

         -------------------------

         -------------------------

         Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

         16. Severability. If any provisions of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be effected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

         17. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

         18. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.

                                           IDT Corporation


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

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                             Schedule to Exhibit 4.6

Attached to this Schedule is a Form of Stock Option Agreement by and between IDT Corporation and each of the optionees listed in note (7) to the "Calculation of Registration Fee" table in the Registration Statement to which this Schedule and Exhibit are attached. The executed Stock Option Agreements are substantially identical to the Form of Stock Option Agreement attached to this Schedule except as to the dates of execution, the names of the optionees, the optionees' respective addresses, the number of shares of Class B Common Stock of IDT Corporation underlying the options reflected thereby, the exercise prices for such shares and the vesting periods applicable to such options. The number of shares of Class B Common Stock underlying such options ranges from 500 to 180,000, the exercise prices range from $20.875 to $31.625 and the options vest in tranches over periods ranging from one to three years. Set forth below are the dates of execution, number of shares of Class B Common Stock underlying the options, exercise prices and vesting periods with respect to such Option Agreements entered into with executive officers of IDT Corporation:

-------------------- --------------- ----------------------- -------------------- ----------------------------------
 Name of Optionee    Date of Stock         Number of           Exercise Price                  Vesting
                         Option            Shares of
                       Agreement      Class B Common Stock
                                             of IDT
                                      Corporation Issuable
                                        Upon Exercise of
                                             Option
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Hal Brecher             2/1/2000             50,000                $20.875        8,500 8/1/00, 8,300 2/1/01,
                                                                                  8,300 8/1/01, 8,300 2/1/02,
                                                                                  8,300 8/1/02, 8,300 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Stephen Brown           2/1/2000            120,000                $20.875        20,000 8/1/00, 20,000 2/1/01,
                                                                                  20,000 8/1/01, 20,000 2/1/02,
                                                                                  20,000 8/1/02, 20,000 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
James Courter           2/1/2000             50,000                $20.875        8,500 8/1/00, 8,300 2/1/01,
                                                                                  8,300 8/1/01, 8,300 2/1/02,
                                                                                  8,300 8/1/02, 8,300 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Michael Fischberger     2/1/2000            120,000                $20.875        20,000 8/1/00, 20,000 2/1/01,
                                                                                  20,000 8/1/01, 20,000 2/1/02,
                                                                                  20,000 8/1/02, 20,000 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Moshe Kaganoff          2/1/2000             80,000                $20.875        15,000 8/1/00, 13,000 2/1/01,
                                                                                  13,000 8/1/01, 13,000 2/1/02,
                                                                                  13,000 8/1/02, 13,000 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Marc Knoller            2/1/2000             50,000                $20.875        8,500 8/1/00, 8,300 2/1/01,
                                                                                  8,300 8/1/01, 8,300 2/1/02,
                                                                                  8,300 8/1/02, 8,300 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Morris Lichtenstein     2/1/2000            180,000                $20.875        30,000 8/1/00, 30,000 2/1/01,
                                                                                  30,000 8/1/01, 30,000 2/1/02,
                                                                                  30,000 8/1/02, 30,000 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Joyce Mason             2/1/2000             50,000                $20.875        8,500 8/1/00, 8,300 2/1/01,
                                                                                  8,300 8/1/01, 8,300 2/1/02,
                                                                                  8,300 8/1/02, 8,300 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------
Geoffrey Rochwarger     2/1/2000            120,000                $20.875        20,000 8/1/00, 20,000 2/1/01,
                                                                                  20,000 8/1/01, 20,000 2/1/02,
                                                                                  20,000 8/1/02, 20,000 2/1/03
-------------------- --------------- ----------------------- -------------------- ----------------------------------